TVI CORPORATION
7100 HOLLADAY TYLER ROAD, GLENN DALE, MD 20769
PHONE 301-352-8800       FAX 301-352-8818

                       NOTICE OF ANNUAL MEETING OF
                     SHAREHOLDERS OF TVI CORPORATION
                      TO BE HELD ON October 31, 1998

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of TVI Corporation ("the Company") will be held at 10:00 a.m. (EST) on Saturday, October 31, 1998 at the Company's offices located at 7100 Holladay Tyler Road, Glenn Dale, Maryland 20769. The shareholders will consider and act upon the following proposals:

     1. to elect four (4) directors to serve until the next annual meeting and until their successors have been elected and qualified.

     2. to ratify the appointment of Daniel G. Gilliland, C.P.A., to serve as auditor of the Company's financial statements for the fiscal year 1997, ending December 31, 1997.

     3. to approve an increase in the maximum number of shares of common stock which the company may issue from 25,000,000 to 35,000,000.

     4. to ratify, approve, and adopt all acts and decisions of the Board of Directors made in the ordinary course of business during the period October 1996 through May 1998 as reflected in the official Board minutes.

     5. to approve and adopt a Qualified Incentive Stock Option Plan covering 3,000,000 shares of common stock.

Only shareholders of record on the books of the Company at the close of business on August 31, 1998 will be entitled to notice and to vote at the meeting or any adjournment thereof.

                              By Order of the Board of Directors


                                   ____________________________________
                                   Charles L. Sample
                                   for the Board



                                IMPORTANT

   MANAGEMENT IS SOLICITING YOUR PROXY IF YOU DO NOT PLAN TO ATTEND
THE
MEETING.  A PROXY FOR THIS PURPOSE IS ENCLOSED.  IT IS IMPORTANT THAT
YOUR
              SHARES BE REPRESENTED AND VOTED AT THE MEETING.

TVI CORPORATION

                           PROXY   STATEMENT

                     FOR THE ANNUAL MEETING OF THE
                    SHAREHOLDERS OF TVI CORPORATION

                      To be held October 31, 1998

This statement is furnished in connection with matters to be voted at the annual meeting of shareholders of TVI Corporation (the Company) to be held at 10:00 a.m. EST on Saturday, October 31, 1998 at the Company's offices at 7100 Holladay Tyler Road, Glenn Dale, Maryland 20769, and at any or all adjournments thereof with respect to the matters referred to in the accompanying notice.

                                NOTICE

MANAGEMENT DOES SOLICIT YOUR PROXY IF YOU DO NOT PLAN TO ATTEND
THE
MEETING. A PROXY FOR THIS PURPOSE IS ENCLOSED. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING.

VOTING SECURITIES AND RECORD DATE

The common stock is the only outstanding class of voting securities. Holders of record at the close of business on August 31, 1998 are entitled to notice of the meeting and to vote at the meeting or an adjournment thereof. At the close of business on August 31, 1998, there were 22,956,381 shares of common stock issued, outstanding and entitled to vote. Each share of common stock is entitled to one vote at the meeting.

QUORUM AND MAJORITY

The presence, in person or by proxy, of the holders of a majority of the total of the outstanding voting shares is necessary to constitute a quorum at the annual meeting. Approval of the proposals to be presented at the annual meeting will require the affirmative vote of the holders of a majority of the shares present at the meeting.

                       MATTERS TO BE ACTED UPON

Five proposals are being presented to the shareholders for a vote at the Annual Meeting. These proposals are presented and discussed in the following sections.


PROPOSAL ONE:  ELECTION OF DIRECTORS

Four directors are to be elected at the annual meeting and those persons elected will hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. The bylaws provide that the board of directors shall consist of no more than ten members, with the actual number to be established by resolution of the board of directors. The current board of directors has by resolution established the number of directors at four. Current management has nominated the four individuals for election or re-election to the board, as described below. There may be additional nominations at the shareholders meeting, and any such nomination duly made will be voted upon at the meeting.

Any vacancy that occurs during the year may be filled by a majority vote of the board of directors without any further shareholder action. The vacancy may be filled for the remainder of the term, which is until the next annual meeting. There has been a vacancy on the board for part of the year 1997, which the current directors have elected not to fill, pending this forthcoming election. There is no reason to believe that any nominees will be unable to serve if elected, and to the knowledge of management all nominees intend to serve the entire term for which election is sought.

Management has nominated and recommends election of the following persons to the TVI Board of Directors:

Nominees            Age  Director Since      Position with Company

Allen E. Bender          68       4-11-95              Director and
                                                       President

Rudy J. Diaz             47       6-24-95              Director

Mark N. Hammond          39       7-20-96              Director

Charles L. Sample        50       3-22-95              Director and
                                                       Vice President


ALLEN E. BENDER
Mr. Bender is currently the Chief Executive Officer of the company and has held that position since April, 1995. Prior to this employment and for a number of years he was an independent management consultant specializing in management, marketing, and computer systems. He is a retired Naval officer having served 22 years as a medical technician and hospital administrator. He holds an MS in Financial Management from George Washington University.

RUDY J. DIAZ
Mr. Diaz is a professional marketer. He has held marketing and management positions, primarily in the Information Technology Industry. He has a BS in Marketing from Southern Illinois University and is currently employed by IBM Corporation.

MARK N. HAMMOND
Mr. Hammond is currently the Chief Financial Officer of the National Soft Drink Association. He has previously held various financial management positions with the Association. He is a Certified Public Accountant and has 23 years public accounting experience. He has a BS in Accounting and is a member of several professional accountant associations.

CHARLES  L. SAMPLE
Mr. Sample is Vice President and a Director of TVI Corporation. He has varied business experience in both technical and managerial positions. Significant experience includes performance as the CEO of an environmental remediation firm and director of operations for a government building contractor. He has extensive experience in government contracting. He is a private investor and co-owner of a private investment firm. He has a BS from the University of Maryland and specialized education in environmental engineering.

REMUNERATION AND OTHER COMPENSATION OF MANAGEMENT

Presently the only management employees receiving salaries are the president, Allen Bender, and the vice president, Charles Sample. The president's salary is currently set at $60,000. The vice president's salary is currently set at $36,000. During the year 1997, those salaries were set at $60,000 and $36,000, respectively.

The following table sets forth, as of August 31, 1998, the number of shares of the Company's voting securities owned to the knowledge of the Company, by each beneficial owner of more than 5% of such voting security, by each officer and director , and by all officers and directors of the Company as a group. The percentages have been calculated by combining the common stock and liquidating preferred stock and by treating as outstanding for purposes of calculating the percentage ownership of a particular person, all shares of the Company's stock outstanding as of such date and all such shares issuable to such person in the event of the exercise of the person's options or warrants, if any, exercisable at such date or within 60 days thereafter.

OFFICERS, DIRECTORS AND NOMINEES:

Name and Address         Amount of           Percentage of
of Beneficial Owner      Beneficial Ownership          Voting Securities

Allen E. Bender          1,450,000            (1)        5.9%
2411 Pimpernel Drive
Waldorf, MD 20603

Rudy J. Diaz                360,218          (2)         1.5%
430 Newport Heights.
Alpharetta, GA 30005

Mark N. Hammond             255,000          (3)         1.0%
2303 Alstead Lane
Bowie, MD 20716

Charles L. Sample           845,000          (4)         3.5%
11615 Bonaventure Dr.
Upper Marlboro, MD 20772

All Officers and Directors    2,910,218      (5)       11.9%

Notes:
(1)  Includes options for   700,000 shares
(2)  Includes options for   150,000 shares
(3)  Includes options for     75,000 shares
(4)  Includes options for    575,000 shares
(5)  Includes options for 1,500,000 shares

Management recommends a vote for these candidates.


PROPOSAL TWO:   ELECTION OF AUDITOR FOR 1997

At the February 5, 1998 quarterly board meeting, the board agreed to retain Daniel Gilliland, C.P.A., PC to prepare an audit for fiscal year 1997, subject to the approval of shareholders. Accordingly, the shareholders will be asked to vote to ratify the retention of Mr.
Gilliland to prepare an audit for the year 1997, which audit is to comply with all SEC requirements, and will enable the Company to resume reporting to the SEC in compliance with all applicable law and regulations.

Management recommends a vote for this proposal.

PROPOSAL THREE:   INCREASE IN NUMBER OF AUTHORIZED COMMON SHARES

This proposal would authorize an increase in the maximum number of common shares which could be issued from 25 million to 35 million shares.

The Company is currently authorized to issue a maximum of 25,000,000
common shares.  Only one class of common stock is authorized.   At August
31, 1998, the Record date for the Shareholders Meeting, there was a total of 22, 956,381 shares issued and outstanding, leaving a total of
2,043,619   un-issued shares remaining.  The Company is also authorized to issue up to 1,200,000 shares of one class of Preferred Stock. At August 31, 1998, there were 71,708 shares of Preferred Stock issued and outstanding.

The amount of un-issued common shares is not adequate to meet current and future needs of the company. Common stock is used in routine operations by most public companies, typically to be sold to raise equity capital, and as an incentive to attract and retain management and key personnel.

At the August 31 Record Date, the Company had insufficient shares of un-issued stock available to meet existing commitments as follows:
          143,416 shares for conversion of outstanding Preferred Stock 600,000 shares for settlement of two debts
        1,690,000 shares for directors, officers, and employee options These existing commitments currently exceed the available shares by 389,797. Additionally, the Company intends to encourage its Promissory Note holders convert their debt in to shares.

The Company has used options in lieu of cash as remuneration for directors since 1995. No director has been paid for services except by the grant of options. Officers have been underpaid and have deferred salary to conserve cash flow, and have been given options as off-setting compensation. Employees have been given salary reductions, and were given options as additional compensation. The Board believes that it is essential to the Company's survival to conserve cash, and that equity interests of officers, directors, and key employees is in the best interest of the Company and shareholders. Accordingly, it intends to continue the practice of using options as incentives and in lieu of cash payments.

The Board has announced its intention to obtain working capital through a private sale of stock. The Company's working capital has been severely limited, causing inefficiencies in its operations and hampering its development initiatives. At present, there are no shares available to support this financing initiative. Additionally, the Board wishes to have the option of providing shares as remuneration for any investment banking or promotional services it may obtain.

At the 1997 annual meeting shareholders a proposal to reverse split the Company's stock on a one for ten basis was approved. Under this proposal, each ten shares of outstanding common stock would have become one share, but the maximum number of authorized shares would have remained at 25 million.

Certain plans and expectations of the Board did not materialize, and the Board determined that it was not in the best interest of the Company to proceed with the reverse split. Many shareholders also reported subsequent to the meeting that they would have preferred an increase in the number of authorized shares to the reverse split.

The need for additional shares to support crucial operations and plans of the Company remains as pressing as before. The only logical solutions to this dilemma are either to reverse split the stock or to increase the number of shares authorized to be issued.

If this proposal is rejected by the shareholders, the Board intends to implement the one for ten reverse split authorized at the 1997 shareholders meeting. Thus, a vote against this proposal will in effect be a vote for the one for ten reverse split.

Management recommends a vote for this proposal.


PROPOSAL FOUR:   APPROVAL OF BOARD ACTS AND DECISIONS

Shareholders are being asked to ratify, approve, and adopt all acts and decisions of the Board of Directors made in the ordinary course of business during the period October 1996 through May 1998 as reflected in the official Board minutes.

The company learned in April 1998 that its charter had been revoked in October 1996 by the state of Maryland for failure to file a Property Tax Return for the years 1993 and 1994. Any notices concerning the delinquency were mailed to the home of the former president and the Company was unaware of any problem. The Company immediately filed the required Returns and paid the property tax, and in May its charter was revived and reinstated. However, Maryland law provides that charter revival is not complete unless and until the shareholders of the corporation approve and ratify the acts of the Board of Directors during the time the charter was revoked.

The Board recommends approval of this proposal.


PROPOSAL FIVE:   ADOPTION OF INCENTIVE STOCK OPTION PLAN

This proposal would establish an Incentive Stock Option Plan which would comply with Section 412 of the Internal Revenue Code. The purpose of the Plan is to provide the Company with an effective mechanism to attract and retain key personnel.

This Plan was adopted by the Board at its regular meeting on May 8, 1998, and is being submitted to the shareholders for approval and adoption.

Options granted in the past have been "non-qualified" options, and as such have certain undesirable impacts for both the optionee and the Company.

Summary Description of the Plan

To reduce printing and mailing costs, the Plan is not re-printed in this Proxy Statement, but will be summarized below. The full Plan will be included in the Proxy Statement filed with the SEC, and will be
accessible through the SEC's "EDGAR" system.   Copies of the Plan will
be available at the Annual Meeting, and a copy will be mailed to any shareholder upon request.

1. Purpose
To provide an incentive stock option plan wich qualifies un der section 422 of the Revenue Code

2. Stock Provided
A total of 3,000,000 authorized but un-issued shares of common stock may be granted under the Plan. Shares optioned but not exercised will be remain subject to the Plan.

3. Administration
The Plan will be administered by the full Board of Directors, and a two-thirds majority affirmative vote of the current Board members will be required to effect a Plan action.

4. Eligibility
Options may be granted to directors, officers, or key employees of the Company.

5. Option Agreement
Each option granted shall be evidenced by a written agreement which sets forth all provisions, terms, and conditions of the option.

6. Option Price
The exercise price of an option shall be not less than fair market price at the time the option is granted. Fair market value shall be the average of the lowest and highest sale price on the date of the grant.

7. Payment Upon Exercise
Full payment must be tendered upon exercise of an option. Payment may be made under various arrangements authorized by the Board, including the delivery of other Company stock, qualifying loans, or controlled immediate sale.

8. Vesting and Exercisability
Options shall vest and become exercisable pursuant to the terms established in the grant by the Board. Options may be immediately exercisable, or may vest in increments over a maximum period of five years. Once vested, an option remains exercisable until it expires or is exercised. Options may be exercised only by the optionee during hir or her lifetime. All remaining optioned shares will vest upon death of the optionee.

9. Term
Options shall be exercisable for the term specified by the Board in the grant, which term may not exceed a period of ten years.

10. Termination
Options granted to officers and employees will terminate upon cessation of employment for any reason except death or full disability. Vested options will terminate as specified in the grant, but in no case not later than 90 days after cessation of employment.

11.  Transferability
Options are not transferable except by will or the laws of descent and distribution.

12. Adjustments
The number of shares covered by an option will be adjusted for the effects of a stock dividend or split, or for a recapitalization. No adjustment will be made for the issuance of any class of security. All options will expire on the day before any liquidation or dissolution of the Company.

13. No Employment Rights
The granting of an option will not confer any right of employment to the optionee, and the Company may implement any personnel action as of no option had been granted.

14. Withholding Tax
The Company shall insure that IRS requirements are complied with for transactions under the Plan which impose a tax liability to the optionee.

15. Registration of Shares
The Company shall have the right to file a registration statement for shares covered by the Plan, but shall have no obligation to do so. If shares issued under the exercise of an option have not been registered or are not eligible for an exemption from registration, the share certificate shall contain the legend indicating that the shares are restricted.

16. Loans
The Company may make loans to optionees to enable them to exercise options, provided that such loans are in full compliance with applicable laws and regulations.

17. Approval of Shareholders
This Plan must be approved by vote of the shareholders at a duly held shareholders meeting.

18. Termination and Amendment
The Plan will terminate ten years after the date of its adoption by the Board. The Board is authorized to make changes in the Plan as necessary to maintain compliance with IRS requirements, but all other amendments must be approved by the shareholders.

19. Reservation of Stock
The Company shall reserve and keep available sufficient common shares to satisfy requirements of the Plan.

20. Limitation of Optionee Rights
An optionee shall net be be deemed to be a shareholder with respect to an option, and shall have no shareholder rights until optioned shares have vested and shall have been exercised.

Management recommends a vote for this proposal.

OTHER MATTERS

Management does not know of any other matters which are likely to be brought before the annual shareholders' meeting. However, in the event that other matters properly come before the shareholders, they will be acted upon accordingly.

STOCKHOLDER PROPOSALS

No formal proposals have been presented by stockholders to the Board at the time of preparation of this Proxy Information Statement.

  MANAGEMENT DOES SOLICIT YOUR PROXY IF YOU DO NOT PLAN TO ATTEND THE MEETING. A PROXY FOR THIS PURPOSE IS ENCLOSED. IT IS IMPORTANT THAT
          YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING